Exhibit (14)(a)(2)

June 25, 2018

Manning & Napier Fund, Inc.

290 Woodcliff Drive

Fairport, NY 14450

Re:	Registration Statement Filed on Form N-14 Under The Securities Act of 1933

Ladies and Gentlemen:

We hereby consent to the references to our Firm and the discussion of our Firm’s opinion regarding certain tax matters (the “Opinion”) in the Fund’s Registration Statement filed on Form N-14 (the “Registration Statement”) under the Proxy Statement/Prospectus headings “ADDITIONAL INFORMATION ABOUT THE REORGANIZATION – The Plan of Reorganization” and “ADDITIONAL INFORMATION ABOUT THE REORGANIZATION – Tax Considerations.” In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Further, we hereby consent to the filing of the Opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP

1701 Market Street Philadelphia, PA 19103-2921	+1.215.963.5000
United States	+1.215.963.5001